Exhibit 10.1

PATENT PURCHASE AGREEMENT

THIS PATENT PURCHASE AGREEMENT (this “Agreement”), dated as of April 15, 2020, is entered into by and between NAPO PHARMACEUTICALS, INC., a Delaware corporation (“Seller”), and ATLAS SCIENCES, LLC, a Utah limited liability, its successors and/or assigns (collectively, “Purchaser”).

A.                                    Seller is the owner of the entire right, title and interest in and to the patents and patent applications listed on Exhibit A attached hereto (the “Patents” or the “Patent Rights”).

B.                                    Subject to the terms and conditions of this Agreement, Purchaser desires to purchase the Patent Rights from Seller, and Seller desires to sell, transfer, and covey the Patent Rights to Purchaser.

C.                                    This Agreement, the Assignment (as defined below), the License Agreement (as defined below), and all other certificates, documents, agreements, resolutions and instruments executed and delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.                                      Purchase and Sale of Patent Rights.

1.1.                            Purchase of Patent Rights. Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to the Patent Rights, including without limitation, all rights of Seller to collect royalties under the Patent Rights. Seller agrees to execute and deliver to Purchaser an Assignment of Patent Rights (the “Assignment”) in substantially the form attached hereto as Exhibit B. In consideration thereof, Purchaser shall pay $1,500,000.00 (the “Purchase Price”) to Seller at the Closing (as defined below).

1.2.                            No Assumption of Liabilities. Purchaser shall not assume, or in any way be liable or responsible for, any liabilities, obligations or indebtedness of Seller, whether due or to become due, absolute or contingent, known or unknown, as a result of its purchase of the Patent Rights.

1.3.                            Form of Payment. On the Closing Date (as defined below), Purchaser shall pay the Purchase Price to Seller via wire transfer of immediately available funds against delivery of the Patent Rights.

1.4.                            Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on April 15, 2020 so long as all of the conditions set forth in Section 4 and Section 5 below have been satisfied, or such other mutually agreed upon date (the date upon which the Closing actually occurs, the “Closing Date”). The Closing shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.5.                            License. Purchaser agrees to license the Patent Rights to Jaguar Health, Inc., a Delaware corporation (“Jaguar Health”) and affiliate of Seller, pursuant to the terms of a License Agreement (the “License Agreement”) substantially in the form attached hereto as Exhibit C.

1.6.                            Further Assurances. Upon the request of either Purchaser or Seller, the other party will execute and deliver to the requesting party, or such party’s nominee, all such instruments and documents of further assurance or otherwise, and will do any and all such acts and things as may reasonably be required to carry out the obligations of such party hereunder, to vest in Purchaser good and marketable title to the Patent Rights to be transferred hereunder and to more effectively consummate the transactions contemplated hereby. Seller will cooperate with Purchaser from time-to-time at Purchaser’s request and expense and provide all information in its possession in order to enable Purchaser to prosecute the Patent Rights and pursue further patent protection for the Patent Rights, to enforce the Patent Rights and to defend any claims challenging or involving the Patent Rights.

2.                                      Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that as of the Closing Date: (i) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Purchaser and all necessary actions have been taken; (ii) this Agreement and the other Transaction Documents have been duly executed and delivered by Purchaser and constitute the valid and binding obligations of Purchaser enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and by general principles of equity; (iii) the execution and delivery of the Transaction Documents by Purchaser, the purchase of the Patent Rights in accordance with the terms hereof, and the consummation by Purchaser of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Purchaser of any of the terms or provisions of, or constitute a default under (a) Purchaser’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Purchaser is a party or by which it or any of its properties or assets are bound, except as would not reasonably be expected to have a material adverse effect on Purchaser’s business, assets, properties, operations or financial condition or its ability to perform its obligations hereunder, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Purchaser or any of Purchaser’s properties or assets, except as would not reasonably be expected to have a material adverse effect; and (iv) Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver each Transaction Document and to carry out their provisions.

3.                                      Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that as of the Closing Date: (i) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Seller and all necessary actions have been taken; (ii) this Agreement and the other Transaction Documents have been duly executed and delivered by Seller and constitute the valid and binding obligations of Seller enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and by general principles of equity; (iii) the execution and delivery of the Transaction Documents by Seller, the sale of the Patent Rights in accordance with the terms hereof, and the consummation by Seller of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under (a) Seller’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, except as would not reasonably be expected to have a material adverse effect, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Seller or any of Seller’s properties or assets, except as would not reasonably be expected to have a material adverse effect; (iv) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Seller is required to be obtained by Seller for the sale of the Patent Rights to Purchaser or the entering into of the Transaction Documents; (v) Seller has all necessary power and authority under all applicable provisions of law to execute and deliver each Transaction Document and to carry out their provisions; (vi) Seller owns all right, title, and interest in and to the Patent Rights, including, without limitation, all right, title and interest to sue for infringement of the patents; (vii) Seller has obtained and properly recorded previously executed assignments for the Patents as necessary to fully perfect its rights and title therein in accordance with governing law and regulations in each respective jurisdiction; (viii) except as set forth in Schedule 3(viii), the Patent Rights are free and clear of all liens, claims, mortgages, security interests or other encumbrances, and restrictions; (ix) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Seller, threatened against or affecting Seller before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person which would reasonably be expected to adversely affect Seller’s ability to consummate the transaction contemplated hereunder; (x) to the knowledge of Seller, there are no written actions, suits, investigations, claims, or proceedings threatened, pending, or in progress relating in any way to the Patent Rights; (xi) there are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Patent Rights; (xii) neither Purchaser nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Seller or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Seller is not relying on any representation, warranty, covenant or promise of Purchaser or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xiii) Seller acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section  6.3 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xiv) Seller has not put a third party on notice of actual or potential infringement of any of the Patent Rights; (xv) to Seller’s knowledge, none of the Patent Rights is currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, and no such proceedings are pending or threatened; and (xvi) to Seller’s knowledge, all maintenance fees due and payable on the Patent Rights have been timely paid.

4.                                      Conditions to Seller’s Obligation to Sell. The obligation of Seller hereunder to sell the Patent Rights to Purchaser at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

4.1.                            Purchaser shall have executed this Agreement and the Assignment and delivered the same to Seller.

4.2.                            Purchaser shall have executed the License Agreement and delivered the same to Jaguar Health.

4.3.                            Purchaser shall have delivered the Purchase Price to Seller in accordance with Section 1.1 above.

5.                                      Conditions to Purchaser’s Obligation to Purchase. The obligation of Purchaser hereunder to purchase the Patent Rights at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion:

5.1.                            Seller shall have executed this Agreement and the Assignment and delivered the same to Purchaser.

5.2.                            Seller shall have delivered to Purchaser a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit D evidencing Seller’s approval of the Transaction Documents.

5.3.                            Jaguar Health shall have issued and delivered to Purchase a fully executed License Agreement and Secretary’s Certificate substantially in the form attached hereto as Exhibit E evidencing Jaguar Health’s approval of the License Agreement.

5.4.                            Seller shall have delivered to Purchaser fully executed copies of all Transaction Documents required to be executed by Seller herein or therein.

6.                                      Miscellaneous. The provisions set forth in this Section 6 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 6 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

6.1.                            Certain Capitalized Terms. To the extent any capitalized term used in any Transaction Document is defined in any other Transaction Document (as noted therein), such capitalized term shall remain applicable in the Transaction Document in which it is so used even if the other Transaction Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled or terminated.

6.2.                            Arbitration of Claims. The parties shall submit all claims, disputes and causes of action (each, a “Claim”) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to rules of the American Arbitration Association. Within seven (7) calendar days of initiation of arbitration by either party, Purchaser will provide a list of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) arbitrators, the “Proposed Arbitrators”). Within five (5) calendar days after Purchaser has submitted to Seller the names of the Proposed Arbitrators, Seller must select by written notice to Purchaser, one (1) of the Proposed Arbitrators to act as the arbitrator. If Seller fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Purchaser may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Seller. The arbitrator shall be instructed to complete and shall complete the arbitration within six (6) months of commencement and shall only allow limited discovery on issues directly related to the applicable Claims. The parties hereby acknowledge and agree that the arbitration provisions set forth in this Section 6.2 (the “Arbitration Provisions”) are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Seller represents, warrants and covenants that Seller has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Seller will not take a position contrary to the foregoing representations. Seller acknowledges and agrees that Purchaser may rely upon the foregoing representations and covenants of Seller regarding the Arbitration Provisions.

6.3.                            Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action  outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Seller covenants and agrees to name Purchaser as a party in Patent Rights in, and provide written notice to Purchaser in accordance with Section 6.12 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, and further agrees to timely name Purchaser as a party to any such action. Seller acknowledges that the governing law and venue provisions set forth in this Section 6.3 are material terms to induce Purchaser to enter into the Transaction Documents and that but for Seller’s agreements set forth in this Section 6.3 Purchaser would not have entered into the Transaction Documents.

6.4.                            Specific Performance. Seller acknowledges and agrees that irreparable damage may occur to Purchaser in the event that Seller fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Purchaser shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which the Purchaser may be entitled under the Transaction Documents, at law or in equity. For the avoidance of doubt, in the event Purchaser seeks to obtain an injunction against Seller or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Purchaser under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents.

6.5.                            Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

6.6.                            Document Imaging. Purchaser shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Seller’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Purchaser may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Purchaser produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Purchaser is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

6.7.                            Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

6.8.                            Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

6.9.                            Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Seller nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Seller and Purchaser, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Seller and Purchaser, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

6.10.                     No Reliance. Seller acknowledges and agrees that neither Purchaser nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Seller or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Seller is not relying on any representation, warranty, covenant or promise of Purchaser or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

6.11.                     Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

6.12.                     Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third Business Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Business Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Seller:

Napo Pharmaceuticals, Inc.

Attn: Lisa A. Conte

201 Mission Street, Suite 2375

San Francisco, CA 94105

With a copy to (which copy shall not constitute notice):

Reed Smith LLP

Attn: Don Reinke
1510 Page Mill Road, Suite 110
Palo Alto, CA, 94304

If to Purchaser:

Atlas Sciences, LLC

Attn: John Finlayson

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

6.13.                     Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Purchaser hereunder may be assigned by Purchaser to a third party, including its affiliates, in whole or in part, without the need to obtain Seller’s consent thereto. Seller may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Purchaser.

6.14.                     Survival. The representations and warranties of Seller and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Purchaser. Seller agrees to indemnify and hold harmless Purchaser and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Seller of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

6.15.                     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.16.                     Purchaser’s Rights and Remedies Cumulative; Liquidated Damages. Unless otherwise set forth in a Transaction Document, all rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Purchaser may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Purchaser may deem expedient. The parties acknowledge and agree that upon Seller’s failure to comply with the provisions of the Transaction Documents, Purchaser’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and economic conditions, Purchaser’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Purchaser, among other reasons. Accordingly, any fees, charges, and default interest due under the License Agreement are intended by the parties to be, and shall be deemed, liquidated damages. The parties agree that such liquidated damages are a reasonable estimate of Purchaser’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Purchaser may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

6.17.                     Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the reasonable and documented out-of-pocket attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

6.18.                     Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

6.19.                     Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

6.20.                     Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

6.21.                     Voluntary Agreement. Seller has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Seller to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Seller has had the opportunity to seek the advice of an attorney of Seller’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Purchaser or anyone else.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Purchaser and Seller have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:

ATLAS SCIENCES, LLC

By:	/s/ John Finlayson
John Finlayson, President

SELLER:

NAPO PHARMACEUTICALS, INC.

By:	/s/ Lisa Conte
Lisa Conte, President and CEO

[Signature Page to Patent Purchase Agreement]

DISCLOSURE SCHEDULE

Schedule 3(viii)

Pursuant to the Security Agreement, dated May 28, 2019, between Napo Pharmaceuticals, Inc. (“Napo”) and Chicago Venture Partners, L.P. (“CVP”), Napo granted CVP a security interest in substantially all of Napo’s assets as security for Napo’s obligations under a secured promissory note, dated May 28, 2019, between Napo and CVP, in the original principal amount of $2,296,926.16.

EXHIBIT A

PATENT RIGHTS

Napo Pharmaceuticals Client Status Report

Client Name	Rimon Ref.	Country	Title	Serial #	Filing Date	Patent #	Issue Date	Status	All Open Actions (Current)	Expiration Date
Napo Pharmaceuticals	JAG1PRV	UNITED STATES	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)	61/478,246	4/22/2011			CONVERTED		Lapsed
Napo Pharmaceuticals	JAG1	UNITED STATES	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)	13/453,618	4/23/2012	9,314,437	4/19/2016	ISSUED		4/23/2032
Napo Pharmaceuticals	JAG1PCT	WIPO	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)	PCT/US12/34675	4/23/2012			NATIONAL PHASE ENTERED		EXPIRED
Napo Pharmaceuticals	JAG1CA	CANADA	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)	2868990	4/23/2012	2868990	8/14/2018	ISSUED		4/23/2032
Napo Pharmaceuticals	JAG1EP	EUROPE	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)	12773908.4	4/23/2012	2699236	6/20/2018	VALIDATION COMPLETED
Napo Pharmaceuticals	JAG1DE	GERMANY	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)	602012047682.6	4/23/2012	2699236	6/20/2018	ISSUED		4/23/2032
Napo Pharmaceuticals	JAG1FR	FRANCE	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)	12773908.4	4/23/2012	2699236	6/20/2018	ISSUED	\	4/23/2032
Napo Pharmaceuticals	JAG1GB	UNITED KINGDOM	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)	12773908.4	4/23/2012	2699236	6/20/2018	ISSUED	\	4/23/2032
Napo Pharmaceuticals	JAG1IN	INDIA	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)	8957/CHENP/2013	4/23/2012			PENDING
Napo Pharmaceuticals	JAG1DIV	UNITED STATES	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)	13/911,893	6/6/2013	9,198,879	12/1/2015	ISSUED		4/23/1931

EXHIBIT B

ASSIGNMENT

ASSIGNMENT OF PATENTS AND PATENT APPLICATIONS

This Assignment of Patents and Patent Applications (this “Assignment”), effective for all purposes as of April   , 2020, is made by Napo Pharmaceuticals, Inc., a Delaware corporation (hereinafter “Assignor”), in favor of Atlas Sciences, LLC, a Utah limited liability company (hereinafter “Assignee”).

WHEREAS, Assignor owns all of the right, title and interest in and to the patents and patent applications listed on the schedule attached hereto as Exhibit A (the “Patent Rights”); and

WHEREAS, Assignee is desirous of acquiring the entire right, title, and interest in the Patent Rights.

NOW, THEREFORE for good and valuable consideration paid by Assignee, the receipt and sufficiency whereof are hereby acknowledged, Assignor hereby grants and assigns to Assignee all of the (i) right, title and interest in and to the Patent Rights (together with the goodwill associated therewith) and in all patent applications based thereon, including but not limited to any United States Patent Applications that are part of the Patent Rights and in all divisions, continuations, and continuations-in-part of the patent applications, or reissues or extensions of letters patent or patents granted thereon, and in all corresponding applications filed in countries foreign to the United States, and in all patents issuing thereon in the United States and foreign countries; (ii) the right, power and authority to file and prosecute U.S. and foreign patent applications related to the Patent Rights, and to do so in its own name wherever such right may be legally exercised, and including the right to claim the priority and benefits of the international convention for such applications; and (iii) the right to bring actions for infringement of any right in the Patent Rights in its own name, including past infringement, in any jurisdiction.

Assignor hereby authorizes and requests that the United States Commissioner of Patents and Trademarks, and such patent office officials in foreign countries as are duly authorized by their patent laws to issue patents, to transfer the Patent Rights to Assignee and issue any and all letters patent on the Patent Rights to Assignee as the owner of the entire interest, for the sole use of Assignee, its successors, assigns and legal representatives, to the full end of the term for which said letters patent may be granted, as fully and entirely as the same would have been held by Assignor had this assignment and sale not been made.

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IN WITNESS WHEREOF, this Assignment has been executed by Assignor to be effective for all purposes as of the date first written above.

ASSIGNOR:

NAPO PHARMACEUTICALS, INC.

By:
Lisa Conte, President and CEO

ASSIGNEE:

ATLAS SCIENCES, LLC

By:
John Finlayson, President

EXHIBIT A

Patent Rights